Exhibit 4.2 DESCRIPTION OF FORWARD AIR’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 Description of Capital Stock The following description sets forth certain material terms and provisions Forward Air Corporation’s securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the date of the Annual Report on Form 10-K of which this exhibit is a part, Forward Air Corporation (the “Company”) has one class of securities registered under Section 12 of the Exchange Act: Forward Air, Inc.’s common stock, par value $0.01 per share. General The following description summarizes the rights of holders of the Company’s capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Restated Charter (the “Restated Charter”) and Amended and Restated Bylaws, (“Amended and Restated Bylaws”), which are included, or incorporated by reference, as exhibits to our Annual Report on Form 10-K, and to the applicable provisions of Tennessee law. Our authorized capital stock consists of 55,000,000 shares, of which 50,000,000 shares are designated common stock, $0.01 par value and 5,000,000 shares are designated preferred stock, $0.01 par value. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “FWRD.” Description of Common Stock Rights Related to Dividends and Distributions Subject to preferences that may apply to any shares of preferred stock that are outstanding at the time, the holders of our common stock are entitled to receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors. Further, subject to preferences that may apply to any shares of preferred stock that are outstanding at the time, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the common stock shall be entitled to receive such of the remaining assets of the Company of whatever kind available for distribution to the extent the Board of Directors shall determine. Voting Rights Except as may be otherwise required by law or by the Restated Charter, each holder of common stock has one vote in respect of each share of such stock held by such shareholder on all matters voted upon by the shareholders. Preemptive Rights No holder of our common stock has any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Company.

Description of Preferred Stock Shares of our preferred stock may be divided and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine, all shares of any one series is of equal rank and identical in all respects. The Board of Directors may determine the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions, thereof, to the full extent permitted by the laws of the State of Tennessee, which might include some or all of:  the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates;  whether the shares will be redeemable and, if so, the terms and conditions of such redemption;  whether there shall be a sinking fund for the redemption;  the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, and the priority of payment of shares in any such event;  whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and  all other preferences of any series of preferred stock in the same manner as provided for in the issuance of preferred stock, so long as no shares of such series are outstanding at such time. The shares of preferred stock will have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in any amendment to our Restated Charter creating the series of which such shares are a part. The Board of Directors is authorized to make any change in the designations, terms, limitations or relative rights or preferences of any series of preferred stock in the same manner as provided for in the issuance of preferred stock, so long as no shares of such series are outstanding at such time. Election of Directors Our Amended and Restated Bylaws, provide that each member of our board of directors is elected annually to a one year term and shall hold office until the next annual meeting of shareholders and until such person’s successor is elected and qualified. Our Amended and Restated Bylaws also provide that the number of directors may be increased or decreased by action of the board of directors or shareholders. Vacancies on the board of directors may be filled by vote of the board of directors. The overall effect of these provisions may be to prevent a person or entity from seeking to acquire control of us through an increase in the number of directors on our board of directors and the election of designated nominees to fill newly created vacancies. Anti-Takeover Effects of our Restated Charter and Amended and Restated Bylaws Our Restated Charter and Amended and Restated Bylaws have provisions that could have the effect of making it more difficult for somebody who wanted to take control of us to do so. They include: Advance Notice Requirements. A requirement that shareholders give advance notice of their intention to nominate candidates for election as directors (and produce the required information as set forth in our Amended and Restated Bylaws) or to bring other business before a meeting of shareholders. Limit on Shareholder Ability to Nominate Candidates for Election as Directors or Call a Special Meeting of Shareholders. In order to be able to nominate a candidate for election or re-election to our Board of Directors or call a special meeting of shareholders, a person must prove eligibility to submit a shareholder proposal under paragraph (b) of Rule 14a-8 under the Securities Act of 1934, as amended, or any successor rule.

Requirement for Calling of Special Meetings of Shareholders. Special meetings of our shareholders may be called by shareholders only upon the proper written request of the holders of at least ten percent of all the issued and outstanding shares of any class entitled to vote on the action proposed to be taken. Preferred Stock. Our Board of Directors is authorized to cause us to issue, without a shareholder vote, preferred stock, which could entitle holders to voting or other rights or preferences that could impede the success of any attempt to acquire us. Board Authority to Amend Bylaws. Our Board of Directors has the authority to make, alter, amend or repeal our Amended and Restated Bylaws without the approval of our shareholders, but our Amended and Restated Bylaws adopted by our Board of Directors may be altered, amended or repealed by the affirmative vote of a majority of our shareholders entitled to vote in the election of directors. Limitations on Liability and Indemnification of Officers and Directors The Tennessee Business Corporation Act authorizes corporations to limit or eliminate the personal liability of directors to companies and their shareholders for monetary damages for breaches of directors’ fiduciary duties, under certain circumstances and subject to certain exceptions. Our Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages to us or our shareholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Tennessee Business Corporation Act. Our Restated Charter provides that we shall have the power to indemnify any director, officer, employee, agent or any other person who is serving at our request in that capacity for another entity to the fullest extent permitted by Tennessee law. Our Amended and Restated Bylaws generally provide that we shall indemnify and pay or reimburse certain expenses, to our directors and officers and any person that served as a director, officer or employee of any other enterprise at our request, to the fullest extent permitted by law. We also are authorized to carry insurance to protect the Company and any director, officer and employee, to the fullest extent permitted by law. The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, the person reasonably believed that the person’s conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Tennessee Anti-Takeover Statutes Under the Tennessee Business Combination Act and subject to certain exceptions, corporations that have not affirmatively opted out of being subject to the Tennessee Business Combination Act may not engage in any "business combination" with an "interested shareholder" or any associate or affiliate of such interested shareholder for a period of five years after the date on which the person became an interested shareholder unless the "business combination" or the transaction which resulted in the shareholder becoming an "interested shareholder" is approved by the corporation's board of directors prior to the date the "interested shareholder" attained that status. "Business combinations" for this purpose generally include:  mergers, consolidations, or share exchanges;  sales, leases, exchanges, mortgages, pledges, or other transfers or dispositions of assets of the corporation or any subsidiary representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of our outstanding shares, or our consolidated net income;

 transactions which result in the issuances or transfers of shares from us or a subsidiary of ours to the interested shareholder or an associate or affiliate of such interested shareholder;  the adoption of plans of liquidation or dissolution proposed by the interested shareholder;  transactions in which the interested shareholder's or any associate’s or affiliate’s of such interested shareholder proportionate share of the outstanding shares of any class or series of securities is increased; or  financing arrangements pursuant to which the interested shareholder or any associate or affiliate of such interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder. Subject to certain exceptions, an "interested shareholder" generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of the voting power of any class or series of our then outstanding stock. After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable requirements of our Restated Charter and Amended and Restated Bylaws and applicable Tennessee law and:  is approved by the holders of at least two-thirds of our outstanding voting stock not beneficially owned by the interested shareholder and its associates and affiliates; or  meets certain fair price criteria set forth in the Tennessee Business Combination Act. A corporation incorporated under the laws of the State of Tennessee, as we are, may elect to opt out of being subject to the Tennessee Business Combination Act. We have not elected to opt out of being subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to opt out of being governed by the Tennessee Business Combination Act in the future. We have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a "control share acquisition" unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future. The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult. The Tennessee Investor Protection Act applies to tender offers directed at corporations that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Investor Protection Act, no offeror shall make a takeover offer for an offeree company if the offeror beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed tender offer, unless the offeror, before making such purchase: (1) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company; (2) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (3) files with the Tennessee Commissioner of Commerce and Insurance (the “Commissioner”), and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company's board of directors recommends to shareholders. In addition to requiring the offeror to file a registration statement with the Commissioner, the Tennessee Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of their respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.